EXHIBIT 3.02

                           Approved by South Carolina
                       Secretary of State Jim Miles 10/94
                          STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                          ARTICLES OF AMENDMENT


         Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is New Sub II, Inc.
                                   -----------------

2. On February 10, 2000, the corporation adopted the following Amendment(s) of its Articles of Incorporation:
               (Type or attach the complete text of each Amendment)

    Article 1 of the Corporation's Articles of Incorporation is amended by deleting the current Article 1 in its entirety and substituting in lieu thereof the following:

       "The name of the corporation is Public Service Company of North Carolina Incorporated."

 3. The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                           Not applicable

 4. Complete either a or b, whichever is applicable.

    a.  X       The Amendment(s) was adopted by shareholder action.
       ---
        At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:



            Number of      Number of           Number of Votes     Number of Undisputed
Voting      Shares         Votes Entitled      Represented at         Shares Voted
Group       Outstanding    to be Cast          the Meeting               For               Against
- ---------   -----------    ----------          -----------               ---               -------

Common       1,000          1,000              1,000                   1,000                -0-
Stock


*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

    b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)). Effective as of the close of business on the date of filing.


DATE        February 10, 2000                   New Sub II, Inc.
    --------------------------------            -------------------------
                                                (Name of Corporation)

                                                By:    s/ W. B. Timmerman
                                                       ------------------
                                                           (Signature)
                                                W.B. Timmerman, Chairman of the
                                                Board, President and Chief
                                                Executive Officer
                                                (Type or Print Name and Office)


                             FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

                  Filing Fee                             $ 10.00
                  Filing tax                             $100.00
                  Total                                  $110.00


                                                 Form Approved by South Carolina
                                                     Secretary of State 1/89